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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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Date of report (Date of earliest event reported)  July 25, 2008

                       ELECTRONIC SENSOR TECHNOLOGY, INC.
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             (Exact Name of the Registrant as Specified in Charter)

          Nevada                    000-51859                 98-0372780
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(State or Other Jurisdiction       (Commission              (IRS Employer
     of Incorporation)             File Number)          Identification No.)

           1077 Business Center Circle, Newbury Park, California 91320
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                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code  (805) 480-1994

                                 Not Applicable.
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Items 1.01     Entry into a Material Definitive Agreement.

Effective as of July 25, 2008 (the "Effective Date"), the board of directors of Electronic Sensor Technology, Inc. (the "Registrant") accepted Barry S. Howe's resignation as President and Chief Executive Officer and a director of the Registrant. The terms of Mr. Howe's resignation are described in the Severance Agreement and Mutual Release attached hereto as Exhibit 10.1, and incorporated herein by reference, entered into between the Registrant and Mr. Howe, effective as of the Effective Date. The Severance Agreement provides for payment of five and one-third months' salary as severance to Mr. Howe (totaling $82,170.83) by the Registrant.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Resignation of Director, President and Chief Executive Officer

Effective as of the Effective Date, Barry S. Howe resigned as President and Chief Executive Officer and a director of the Registrant. The terms of Mr. Howe's resignation are more fully described in Item 1.01 hereto, which such description is hereby incorporated by reference into this Item 5.02. On the Effective Date, the board of directors of the Registrant resolved to decrease the size of the board of directors from seven (7) directors to six (6) directors; and therefore, no director will be appointed to replace Mr. Howe on the board of directors of the Registrant.

Appointment of President and Chief Executive Officer

Effective as of the Effective Date, Teong C. Lim, currently serving as Chairman of the Board of Directors of the Registrant, has been appointed President and Chief Executive Officer of the Registrant. Dr. Lim, age 68, has served as a director of Electronic Sensor Technology since January 31, 2005. Dr. Lim served as President and Chief Executive Officer of Electronic Sensor Technology from January 26, 2006 through July 15, 2007, and served as Vice President of Corporate Development of Electronic Sensor Technology from February 1, 2005 through January 25, 2006. Dr. Lim was the Director of Corporate Development of Electronic Sensor Technology, L.P. from March 1995 through August 2000 and was the Manager of Corporate Development of Electronic Sensor Technology, L.P. from August 2000 through February 2005. Dr. Lim has been the President of Amerasia Technology, Inc., a subsidiary of Electronic Sensor Technology, since 1984. Since 1997, Dr. Lim has been a director of Crystal Clear Technology, Sdn. Bhd., a privately-owned Malaysian company that manufactures and markets a high-contrast liquid crystal display (LCD) product line. Dr. Lim also serves as a director of Chatsworth Data Solutions, Inc., which is a public reporting company. Dr. Lim received a Ph.D. in Electrical Engineering from McGill University in 1968 and an M.B.A. from Pepperdine University in 1982.

Dr. Lim does not have any family relationships with the other directors or executive officers of the Registrant. Neither Dr. Lim nor any member of his immediate family have had any direct or indirect material interest in any transaction or series of similar transactions, or any currently proposed transaction or series of similar transactions, with the Registrant or its subsidiaries in the last two years, which involves an amount greater than $120,000 or one percent of the average of the Registrant's total assets at year-end for the last three completed fiscal years.

Item 8.01      Other Events.

On July 25, 2008, the board of directors of the Registrant voted to rescind its resolutions regarding effecting a ten (10)-to-one (1) reverse stock split, which was more fully described in the current report on Form 8-K and the preliminary information statement on Schedule 14C filed by the Registrant with the Commission on July 14, 2008. As such, the Registrant will not effect such ten
(10)-to-one (1) reverse stock split. The Registrant plans to file an amended information statement on Schedule 14C with the Commission.
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Item 9.01      Financial Statements and Exhibits.

Exhibit No.    Description
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10.1           Severance Agreement and Mutual Release, effective as of July 25,
               2008, between the Registrant and Barry S. Howe.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ELECTRONIC SENSOR TECHNOLOGY, INC.

Date:  July 28, 2008                          By: /s/ Philip Yee
                                                  ------------------------------
                                              Name:  Philip Yee
                                              Title: Secretary, Treasurer and
                                                     Chief Financial Officer